                                                                   EXHIBIT 11.01

                  STATEMENT REGARDING THE COMPUTATION OF

                       PRO FORMA NET LOSS PER SHARE
                                 (IN THOUSANDS)

                                                                     THREE
                                                                    MONTHS
                                                     YEAR ENDED      ENDED
                                                      DECEMBER     MARCH 31,
                                                      31, 1996       1997
                                                     -----------  -----------
Computation of pro forma net loss per share:
  Net loss.......................................... $   (24,513) $   (10,901)
                                                     ===========  ===========
  Computation of pro forma weighted average common
   equivalent shares outstanding:
    Shares of common stock issued during the twelve-
     month period prior to the Company's proposed
     initial public offering........................  13,351,327   13,351,327
    Common equivalent shares from convertible
     preferred stock issued during the twelve-month
     period prior to the Company's proposed initial
     public offering (as-if-converted method).......  76,452,260   76,452,260
    Common equivalent shares from common stock
     options granted during the twelve-month period
     prior to the Company's proposed initial public
     offering (treasury stock method)...............   1,050,891    1,050,891
    Common equivalent shares from convertible
     preferred stock issued during the twelve-months
     prior to the Company's proposed initial public
     offering (treasury stock method)...............  20,000,000   20,000,000
                                                     -----------  -----------
Shares used in computing pro forma net loss per
 share.............................................. 110,854,478  110,854,478
                                                     ===========  ===========
Pro forma net loss per share........................ $     (0.22) $     (0.10)
                                                     ===========  ===========